Exhibit 3.3

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708
Website: www.nvsos.gov	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100949251-63
Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)		Filing Date and Time 12/22/2010 3:28 PM
Entity Number E0617332010-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Joway Health Industries Group Inc.
2. Registered Agent for Service of Process: (check only one box	☒		Commercial Registered Agent: GKL Registered Agents/Filings, Inc.
Name
	☐ Noncommercial Registered Agent (name and address below)	OR	☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code
Nevada
	Mailing Address (if different from street address)		City		Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	1,000,000 shares of preferred stock, par value $0.001 per share	Number of shares without par value:
	200,000,000	Par value per share: $ 0.001
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1) Jinghe Zhang
Name
	No. 2 Baowang Rd Baodi Economic Dev. Zon		Tianjin, China		300180
	Street Address		City	State	Zip Code
2)
Name

	Street Address		City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under NV law.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
Jinghe Zhang
	Name		Incorporator Signature
	No. 2 Baowang Rd Baodi Economic Dev. Zon		Tianjin, China		300180
	Address		City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
December , 2010
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees.			Nevada Secretary of State NRS 78 Articles Revised: 4-10-09

ARTICLES OF INCORPORATION

OF

Joway Health Industries Group Inc.

I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

FIRST: The name of the corporation (the “Corporation”) is Joway Health Industries Group Inc.

SECOND: The name of the Corporation’s resident agent in the State of Nevada is: GKL Registered Agents/Filings, Inc., and the mailing address of the resident agent where process may be served on the Corporation is P.O. Box 3679, Carson City, NV 89702, and the street address of the said resident agent where process may be served is 1000 East William Street, Suite 204, Carson City, NV 89701.

THIRD: The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

FOURTH:

1. The total number of shares of stock which the Corporation shall have the authority to issue is 200,000,000 shares of Common Stock having a par value of $0.001 per share, which shares shall not be subject to any preemptive rights, and 1,000,000 shares of preferred stock having a par value of $0.001 per share.

2. Pursuant to § 78.195 of the Nevada Revised Statutes, a statement of the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, in respect of each class of capital stock is as follows:

A. PREFERRED STOCK

The Board of Directors is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the General Corporation Law of the State of Nevada, setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

(i) the designation of such series;

(ii) the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, and any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on the Common Stock or any other series of preferred stock, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative

(iii) whether shares of such series shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable, whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of such series;

(v) whether shares of such series shall be convertible into or exchangeable for shares of Common Stock or any other series of preferred stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

(vi) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more directors upon the happening of a specified event or otherwise;

(vii) the restrictions, if any, on the issue or reissue of shares of such series or any other series;

(viii) the extent, if any, to which the holders of shares of such series shall be entitled to preemptive rights; and

(ix) the rights of the holders of shares of such series upon the liquidation of the Corporation or any distribution of its assets.

B. COMMON STOCK

(i) Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of Shares of Common Stock unless and until the holders of preferred stock receive any preferential amounts to which they are entitled under this ARTICLE FOURTH or in the resolution or resolutions providing for the issue of shares of preferred stock. Subject to the limitation set forth in the preceding sentence of this Paragraph (i) and except as otherwise provided by these Articles of Incorporation or in the resolution or resolutions providing for the issue of shares of preferred stock, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolutions or resolutions adopted by the Board of Directors.

(ii) Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders’ meeting. Subject to the provisions of any applicable law and except as otherwise provided in these Articles of Incorporation or by the resolution or resolutions providing for the issue of shares of preferred stock, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.

(iii) Liquidation, Dissolution or Winding Up. Except as otherwise provided in these Articles of Incorporation and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under this ARTICLE FOURTH or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the Common Stock.

3. Except as otherwise providing in these Articles of Incorporation or by applicable law, the Corporation’s capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.

4. As specifically permitted pursuant to § 78.288 of the Nevada Revised Statutes, the Corporation may make a distribution (including dividends on, or redemptions or repurchases of shares of its capital stock) even if, after giving effect to such distributions, the total assets of the Corporation would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of any preferred shareholders.

FIFTH: The name and the post office box or street address, either residence or business, of the Incorporator signing these Articles of Incorporation are as follows:

Name	Mailing Address

Jinghe Zhang	No. 2, Baowang Road, Baodi Economic Development Zone, Tianjin, PRC 300180

SIXTH: The name and the post office box or street address, either residence or business, of the directors of the Corporation are as follows:

Name	Mailing Address

Jinghe Zhang	No. 2, Baowang Road, Baodi Economic Development Zone, Tianjin, PRC 300180

SEVENTH: The Corporation shall have perpetual existence.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation, or if any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 78.600 of the Nevada Revised Statutes, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this Corporation under § 78.635 of the Nevada Revised Statutes, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority and number representing three-fourths (3/4) in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, as the case may be, and also on this Corporation.

NINTH:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

2. The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of preferred stock to elect directors in accordance with the terms of these Articles of Incorporation or of the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock.

3. One or more directors or the entire Board of Directors of the Corporation may be removed at any time for cause by the affirmative of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

4. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of these Articles of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as otherwise provided by applicable law; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

TENTH: The personal liability of the directors or officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. The provisions of this ARTICLE TENTH are not intended to, and shall not, limit, supersede or modify any other defense available to a director under applicable law.

Any repeal or modification of this ARTICLE TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification

ELEVENTH:

1. The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented (but in the case of any such amendment or supplement, only to the extent that such amendment or supplement permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or supplement), indemnify any and all directors and officers whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may, in its sole discretion and to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended or supplemented, indemnify any and all employees and agents whom it shall have the power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

2. The Corporation shall pay the expenses incurred in defending any proceeding against a director or officer which is or may be subject to indemnification pursuant to this ARTICLE

ELEVENTH in advance of final disposition of such proceeding; provided, however, that the payment of such expenses incurred by a director or officer shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced it if should be ultimately determined that the director or officer is not entitled to be indemnified under this ARTICLE ELEVENTH or otherwise. The Corporation may, in its sole discretion, advance expenses incurred by its employees or agents to the same extent as expenses may be advanced to its directors and officers hereunder.

3. The rights conferred no any person by this ARTICLE ELEVENTH shall be deemed contract rights and shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of these Articles of Incorporation or the Corporation’s Bylaws, agreement, or vote of stockholders or disinterested directors or otherwise.

4. The Corporation may purchase and maintain insurance to protect itself and any other director, officer, employee or agent of the Corporation or any corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Corporation would have the power to indemnify such person under the General Corporation Law of the State of Nevada.

TWELFTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed in accordance with the laws of the State of Nevada at the time in force; provided however, that the affirmative vote of the holders of at least 66- 2/3% of the outstanding shares of the Corporation’s capital stock entitled to vote thereon and 66- 2/3% of the members of the Board of Directors then holding office is required to amend those provisions of these Articles of Incorporation set forth in ARTICLES TENTH, ELEVENTH OR TWELFTH.

THIRTEENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized, subject to the bylaws, if any, adopted by the stockholders, to adopt, alter or amend the bylaws of the corporation.

IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on 5 day of December, 2010.

/s/ Jinghe Zhang
Jinghe Zhang, Incorporator

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that JOWAY HEALTH INDUSTRIES GROUP INC, did on December 22, 2010, file in this office the original Articles of Incorporation, that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 23, 2010.

ROSS MILLER Secretary of State
Certified By: Richard Sifuentes Certificate Number: C20101223-0032 You may verify this certificate online at http://www.nvsos.gov/